UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019 (September 30, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310Overlande Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its news release issued September 30, 2019, John Loeffelbein, 49, has been appointed by the Company’s Board of Directors as Chief Operating Officer of Infinity Energy Resources, Inc. effective September 30, 2019. Mr. Loeffelbein has over 20 years of oil and gas industry experience in a variety of capacities. He founded Coal Creek Energy, LLC in 2004 to acquire and develop existing and new mineral leases.

Infinity Energy Resources is not a party to any employment agreement with Mr. Loeffelbein. In connection with his appointment as Chief Operating Officer the Board of Directors approved the grant of 2,000,000 restricted shares of common stock effective October 2, 2019. Of the 2,000,000 total restricted shares, 1,250,000 vested immediately and the remaining 750,000 will vest one year after the date of grant, assuming that he remains as an employee of the Company at that point in time. Mr. Loeffelbein will receive no cash compensation for his services for the remainder of 2019 and calendar year 2020. Loeffelbein will also be eligible to participate in all applicable benefit plans offered by Infinity Energy Resources to our senior officers.

A copy of the news release issued on September 30, 2019 announcing the appointment of Mr. Loeffelbein is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of Press Release entitled “Infinity Energy Resources Appoints Experienced Oil & Gas Industry Executive as Chief Operating Officer” dated September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2019

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of Press Release entitled “Infinity Energy Resources Appoints Experienced Oil & Gas Industry Executive as Chief Operating Officer” dated September 30, 2019.